UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Section 240.14a-12

                     1ST INDEPENDENCE FINANCIAL GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

               [1st Independence Financial Group, Inc. Letterhead]


April 12, 2006

Dear Stockholder:

On behalf of the Board of Directors and management of 1st Independence Financial Group, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders to be held at 3801 Charlestown Road, New Albany, Indiana, on Thursday, May 18, 2006, at 5:30 p.m., Eastern Daylight Time.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the Annual Meeting. During the Annual Meeting, we will report on the operations of the Company during the year ended December 31, 2005.

You will be asked to elect four directors, approve the 1st Independence Restricted Stock Plan and to ratify the appointment of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006. The Board of Directors has unanimously approved each of these proposals and recommends that you vote FOR them.

Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. I encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so.

Sincerely,

/s/ N. William White
--------------------
N. William White
President and Chief Executive Officer

                     1ST INDEPENDENCE FINANCIAL GROUP, INC.
                             104 SOUTH CHILES STREET
                        HARRODSBURG, KENTUCKY 40330-1620

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of 1st Independence Financial Group, Inc. (the "Company"), will be held at the 3801 Charlestown Road, New Albany, Indiana, on Thursday, May 18, 2006, at 5:30 p.m., Eastern Daylight Time, for the following purposes:

1.  To elect four directors;

2.  To approve the 1st Independence Restricted Stock Plan; and

3. To ratify the appointment of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006;

all as set forth in the Proxy Statement accompanying this notice, and to transact such other business as may properly come before the Meeting and any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting. Stockholders of record at the close of business on March 31, 2006 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

A copy of the Company's Annual Report for the year ended December 31, 2005 is enclosed.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Teresa W. Noel
------------------
Teresa W. Noel
Secretary

Harrodsburg, Kentucky
April 12, 2006

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE MEETING.

                                 PROXY STATEMENT
                                       OF
                     1ST INDEPENDENCE FINANCIAL GROUP, INC.

                             104 SOUTH CHILES STREET
                        HARRODSBURG, KENTUCKY 40330-1620

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2006

                                     GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of 1st Independence Financial Group, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company which will be held at 3801 Charlestown Road, New Albany, Indiana, on Thursday, May 18, 2006, at 5:30 p.m., Eastern Daylight Time (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders, this Proxy Statement and the form of proxy are being first mailed to stockholders on or about April 12, 2006.

During the Annual Meeting, we will report on the operations of the Company during the year ended December 31, 2005.

All properly executed written proxies that are delivered pursuant to this Proxy Statement will be voted on all matters that properly come before the Meeting for a vote. If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted

         o FOR the election of the persons named below as directors for a three year term:

                Stephen R. Manecke
                Dr. Ronald L. Receveur
                W. Dudley Shryock
                H. Lowell Wainwright, Jr.

         o FOR approval of the 1st Independence Restricted Stock Plan;

         o FOR the ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006; and

         o in the discretion of the proxy holders, as to any other matters that may properly come before the Meeting.

Revocability of Proxy

Your proxy may be revoked at any time prior to being voted by: (i) filing a written notice of such revocation with the Secretary of the Company at 104 South Chiles Street, Harrodsburg, Kentucky, 40330-1620, (ii) submitting a duly executed proxy bearing a later date, or (iii) attending the Meeting and giving the Secretary notice of your intention to vote in person.

Stockholder Proposals

In order to be considered for inclusion in the Company's Proxy Statement for the Annual Meeting of Stockholders to be held in 2007, all stockholder proposals must be submitted to the Secretary at the Company's office, 104 South Chiles Street, Harrodsburg, Kentucky 40330-1620, on or before December 13, 2006. Under the Company's bylaws, in order to be considered for possible action by stockholders at the 2007 Annual Meeting of Stockholders, stockholder proposals not included in the Company's Proxy Statement must be submitted to the Secretary of the Company, at the address set forth above, no later than December 13, 2006.

Other Matters

The Board of Directors does not know of any matters other than Proposal 1, Proposal 2 and Proposal 3 that are likely to be brought before the Meeting. If any other matters, not now known, properly come before the Meeting or any adjournments, the persons named in the enclosed proxy card, or their substitutes, will vote the proxy in accordance with their judgment on such matters.

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

                         VOTING STOCK AND VOTE REQUIRED

The Board of Directors has fixed the close of business on March 31, 2006 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Meeting. On the record date, there were 1,965,158 shares of the Company's common stock outstanding (the "Common Stock"). Each stockholder of record on the record date is entitled to one vote for each share held.

The certificate of incorporation of the Company ("Certificate of Incorporation") provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote with respect to the shares held in excess of the Limit.

Beneficial ownership is determined pursuant to the definition in the Certificate of Incorporation and includes shares beneficially owned by such person or any of his or her affiliates or associates (as such terms are defined in the Certificate of Incorporation), shares which such person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options, and shares as to which such person and his or her affiliates or associates have or share investment or voting power, but shall not include shares beneficially owned by any employee stock ownership plan or similar plan of the issuer or any subsidiary.

The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum at the Meeting. With respect to any matter, any shares for which a broker indicates on the proxy that it does not have discretionary authority as to such shares to vote on such matter (the "Broker Non- Votes") will not be considered present for purposes of determining whether a quorum is present. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

Tellers will be appointed at the annual meeting to count the votes cast in person or by proxy. The results of the vote will be announced at the meeting and in our quarterly report on Form 10-Q for the second quarter of 2006.

As to the election of directors, the proxy being provided by the Board enables a stockholder to vote for the election of the nominees proposed by the Board of Directors, as submitted as Proposal 1, or to withhold authority to vote for the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

As to the approval of the 1st Independence Restricted Stock Plan, which is submitted as Proposal 2, a stockholder may: (i) vote "FOR" the approval; (ii) vote "AGAINST" the approval; or (iii) "ABSTAIN" with respect to the approval. Proposal 2 shall be determined by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote without regard to Broker Non-Votes, or proxies marked "ABSTAIN" as to that matter.

As to the ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm, which is submitted as Proposal 3, a stockholder may: (i) vote "FOR" the ratification; (ii) vote "AGAINST" the ratification; or (iii) "ABSTAIN" with respect to the ratification. Unless otherwise required by law, Proposal 3 shall be determined by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote without regard to Broker Non-Votes, or proxies marked "ABSTAIN" as to that matter.

All other matters that properly come before the Meeting shall be determined by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote without regard to Broker Non-Votes, or proxies marked "ABSTAIN" as to that matter.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors of the Corporation is currently composed of ten members. The Corporation's Certificate of Incorporation divides the Board of Directors into three classes, as nearly equal in size as possible, with one class of Directors elected each year for a three-year term.

The persons named below (the "Nominees"), each of whom is currently a director of the Company, have been nominated as a director of the Company for a three-year term.

                Stephen R. Manecke
                Dr. Ronald L. Receveur
                W. Dudley Shryock
                H. Lowell Wainwright, Jr.

A description of each director's business experience follows on pages 7 and 8.

The persons named as proxies in the enclosed proxy card intend to vote for the election of the Nominees, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should the Nominees withdraw or be unable to serve (which the Board of Directors does not expect) or should any other vacancy occur in the Board of Directors, it is the intention of the persons named in the enclosed proxy card to vote for the election of such person as may be recommended to the Board of Directors by the Nominating Committee of the Board. If there are no substitute nominees, the size of the Board of Directors may be reduced.

The Board of Directors of the Company recommends that you vote "FOR" the election of the persons named above as directors of the Company for a term of three years.

         PROPOSAL 2 - APPROVAL OF 1st INDEPENDENCE RESTRICTED STOCK PLAN

The second item to be acted upon at the Meeting will be the approval of the 1st Independence Restricted Stock Plan (the "Plan").

Background

The Board of Directors of the Company approved a new restricted stock plan effective as of January 1, 2006, subject to stockholder approval. Awards will be made under the Plan only if the Plan is approved by stockholders.

If approved by stockholders, the Plan will supersede and replace the Company's existing restricted stock plan, the First Federal Savings Bank of Harrodsburg Restricted Stock Plan and Trust Agreement. The Plan is designed to promote the interests of the Company and its subsidiaries by encouraging their officers, key employees and non-employee directors, upon whose judgment, initiative and industry the Company and its subsidiaries are largely dependent for the successful conduct and growth of their business, to continue their association with the Company and its subsidiaries by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress.

The summary of the material terms of the Plan which follows is qualified in its entirety by reference to the full text of the Plan which is attached as Appendix A to this Proxy Statement.

Summary of Material Provisions of the Plan

Administration. The Compensation Committee will administer the Plan. The Board of Directors intends the Compensation Committee to be comprised of not less than 3 directors who are (a) independent under the director independence requirements of the principal securities exchange or market on which the shares of the Company's common stock are traded, (b) non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934, and (c) outside directors for purposes of Code Section 162(m). Failure of the Committee to be comprised in this manner will not result in the cancellation, termination, expiration or lapse of any award.

Duration of the Plan. Upon approval by the stockholders, the Plan will remain in effect until terminated by the Board of Directors of the Company.

Eligibility. Any current or future officer, key employee or non-employee director of the Company or any of its subsidiaries designated by the Compensation Committee of the Board of Directors is eligible to be selected to participate in the Plan and to receive an award under the Plan. Participation in the Plan will not confer upon any participant a right to continued employment by the Company or any of its subsidiaries.

As of the date of this Proxy Statement, the Compensation Committee has not determined how many employees of the Company and its subsidiaries will be designated to participate in the Plan in 2006. The number of participants in the Plan may change from year to year in the discretion of the Compensation Committee.

Types of Awards. The Plan solely permits the award of restricted stock. Awards of restricted stock may be granted with or without a purchase price that must be paid for the shares of restricted stock after they have become vested.

Maximum Number of Shares Subject to the Plan. Subject to adjustment in the event of a change in the capitalization of the Company, a maximum aggregate of 80,500 shares may be granted under the Plan. If a restricted stock award does not vest and is forfeited, the shares subject to that award will be available for new grants under the Plan.

Transferability. No awards may be assigned, transferred or pledged nor can a lien, security interest or right to acquire be placed on an award until such shares become fully vested.

Vesting. Unless otherwise provided in an award agreement or determined by the Compensation Committee, restricted stock awarded under the Plan will become vested upon completion of years of service for the Company in accordance with the following schedule:

          Years of Service
         From Grant Date          Vested Percentage       Forfeited Percentage
         ---------------          -----------------       --------------------
            Less than 1                  0%                       100%
                      1                 20                         80
                      2                 40                         60
                      3                 60                         40
                      4                 80                         20
                      5                100                          0

A year of service means a 12 consecutive month period of continuous, active employment with the Company commencing as of the applicable grant date. Restrictions on the shares of restricted stock will lapse and the shares will become fully vested upon the earliest to occur of a change in control of the Company, the participant's death, disability or when the shares of restricted stock become fully vested based on the participant's years of service.

The Compensation Committee will have full power and discretion to determine the size, vesting requirements, restrictions, pay-outs and all other attributes of awards under the Plan; amend or modify the Plan subject to limitations imposed by applicable law and the Plan; interpret the Plan and all award or other agreements entered into under the Plan; establish, amend or waive rules and regulations for the Plan's administration; and make all other determinations which may be necessary or advisable for the administration of the Plan. All determinations of the Compensation Committee will be final.

Termination of Employment. If a participant's employment with the Company or one of its subsidiaries is terminated for any reason other than because of disability or death, his or her unvested awards will be forfeited as set forth in the Plan. Provided, however, if the participant terminates employment for a reason other than Cause (as defined in the Plan), the Compensation Committee may in its discretion, by amending the restricted stock agreement, provide that the participant's unvested shares of restricted stock are not forfeited on termination of employment and that the shares will vest at the earliest of the time prescribed by the Compensation Committee in the amended agreement, or on the participant's death or disability. Such an amendment must also provide that if the participant violates any non-compete or non-solicitation provision or any other provision in the amended restricted stock agreement, all shares that were not vested when the participant terminated employment will be forfeited immediately.

Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan, or discontinue or suspend the Plan, at any time but may not, without the consent of the participants to whom an award has been made, make any alteration which would adversely affect an award. The Board of Directors may also not (a) increase the aggregate number of shares subject to an award; (b) decrease the purchase price (if any); (c) permit any member of the Compensation Committee to be eligible for an award; (d) withdraw administration of the Plan from the Compensation Committee or the Board of Directors; (e) extend the term of the Plan; (f) change the manner of determining the purchase price (if any); or (g) change the class of individuals eligible for awards. In addition, the Compensation Committee may, in its sole discretion and subject to certain limitations, make adjustments to awards, and such other terms and conditions of the Plan that the Committee determines to be necessary or advisable.

Deferral of Awards. Participants are not permitted to defer the receipt of vested shares of restricted stock.

Plan Benefits. The benefits to be received by Plan participants, including the executive officers of the Company, and the number of and types of awards to be made pursuant to the 2006 Plan is subject to the discretion of the Committee and therefore not determinable at this time. In addition, because of the discretionary nature of the Plan, the benefits or amounts that would have been received by such persons for the last completed fiscal year if the Plan had been in effect cannot be determined.

Approval by stockholders of the Plan requires that the number of shares voted in favor of approval of the Plan exceed the number of shares voted against approval of the Plan.

The Board of Directors recommends that stockholders vote "FOR" the approval of the Plan.

           PROPOSAL 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

The Audit Committee selected BKD, LLP, as the Company's independent registered public accounting firm for the year ending December 31, 2006. At the Meeting, stockholders will consider and vote upon the ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006. Your ratification of the Audit Committee's appointment of BKD, LLP is not necessary because the Audit Committee has sole authority for appointment of our independent registered public accounting firm. However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent registered public accounting firm in the future.

BKD, LLP was the Company's independent registered public accounting firm for the year ended December 31, 2005.

A representative of BKD, LLP is expected to be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of March 15, 2006 certain information regarding the beneficial ownership of the Company's Common Stock by each person or group who own more than 5% of the Common Stock. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock as of that date.

                                                    Amount and      Percent of
                                                    nature of        shares of
                                                    beneficial     common stock
 Name and address of beneficial owner               ownership       outstanding
 ------------------------------------               ----------     ------------
Tontine Financial Partners, L.P. (1)
Tontine Management, L.L.C.
Jeffrey L. Gendell
55 Railroad Avenue, 3rd Floor
Greenwich, Connecticut 06830                         163,310            8.3%

1st Independence Employee Stock Ownership
 & 401K Plan (2)
104 South Chiles Street
Harrodsburg, Kentucky 40330-1620                     158,587            8.1%

(1) Based solely upon information provided in a Schedule 13G/A filed with the United States Securities and Exchange Commission by such persons on February 14, 2006.

(2) The Employee Stock Ownership & 401K Plan ("KSOP") purchased such shares for the exclusive benefit of plan participants with funds borrowed from the Company. These shares are held in a suspense account and will be allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The Bank's Board of Directors has appointed a committee consisting Mr. N. William White - President and Chief Executive Officer of the Company, Mr. R. Michael Wilbourn - Executive Vice President and Chief Financial Officer of the Company and Ms. Terry L. Batson - Senior Vice President Human Resources of the Company to serve as the KSOP administrative committee ("KSOP Committee") and First Bankers Trust Services, Inc. to serve as the KSOP trustees ("KSOP Trustee"). The KSOP Committee or the Board of Directors of the Company instructs the KSOP Trustee regarding investment of KSOP plan assets. The KSOP Trustee must vote all shares allocated to participant accounts under the KSOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received, will be voted by the KSOP Trustee as directed by the KSOP Committee. As of December 31, 2005, 120,563 shares have been allocated under the ESOP to participant accounts.

                        SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 15, 2006 certain information regarding beneficial ownership of the Company's common stock by: (i) each of the Company's directors, nominees and named executive officers; and (ii) all current directors and executive officers as a group.

                                Amount and Nature of
                                     Beneficial        Percent of Shares of
    Name of Beneficial Owner        Ownership (1)   Common Stock Outstanding (2)
    ------------------------       -------------    ----------------------------
   Matthew C. Chalfant                 64,438                  3.3%
   Jack L. Coleman, Jr.                19,465                  1.0
   James W. Dunn                        5,330                    *
   Thomas Les Letton                   33,100                  1.7
   Stephen R. Manecke                  21,250                  1.1
   Charles L. Moore II                 78,386                  4.0
   Ronald L. Receveur                  41,150                  2.1
   W.Dudley Shryock                    16,620                    *
   H. Lowell Wainwright, Jr.           10,000                    *
   N. William White                    34,043                  1.7
   All directors and executive
   officers of the Company as
   a group (14 persons) (1) (2) (3)   353,812                 17.4
----------------

(1) The share amounts also include shares of common stock that the following persons may acquire through the exercise of stock options within 60 days of March 15, 2006: Matthew C. Chalfant - 6,750; Jack L. Coleman, Jr. - 10,000; James W. Dunn - 5,000; Thomas Les Letton - 10,000; Stephen R. Manecke - 5,000; Charles L. Moore II - 3,400; Ronald L. Receveur - 3,400; W.Dudley Shryock - 10,000; N. William White - 15,250.

(2) Excludes 158,587 shares of Common Stock held by the KSOP for which such individuals serves as a member of the KSOP Committee and has shared voting power. Such individuals disclaim beneficial ownership with respect to such shares held in a fiduciary capacity.


(3) The share amount also includes 7,500 shares of common stock that may be acquired through the exercise of stock options within 60 days of March 15, 2006 by other executive officers.

* Represents less than 1% of the Company's outstanding common stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company's directors, executive officers and stockholders who own more than 10% of the Company's stock to file reports of ownership and changes in ownership of their equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based solely upon a review of such reports, the Company believes that all of the filings by the Company's directors, executive officers and stockholders who own more than 10% of the Company's stock were made on a timely basis during 2005.

                 DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Directors

The directors of the Company, some of whom are also Nominees, are listed in the table below. Each director serves for a term of three years and until the election and qualification of his successor. The following directors have been determined by the Company to be independent: Matthew C. Chalfant , Jack L. Coleman, Jr., James W. Dunn, Thomas Les Letton, Stephen R. Manecke, Charles L. Moore II, Dr. Ronald L. Receveur, W. Dudley Shryock and H. Lowell Wainwright, Jr. The age of each director is as of March 15, 2006. Each continuing director has listed when his term will expire. Mr. Dunn's term was to expire at the 2008 Annual Meeting, however in January 2006 Mr. Dunn announced his resignation from the Board of Directors effective as of June 30, 2006. The Board of Directors wishes to recognize and express its gratitude to Mr. Dunn for the service and leadership given to the Company in his capacity as a Director.

     NAME                AGE              OFFICE AND BUSINESS EXPERIENCE
     ----                ---              ------------------------------
Matthew C. Chalfant.......42  A director since 2004.  Mr. Chalfant's term will expire at the 2008 Annual Meeting. Mr. Chalfant is the President of Forms America and Chalfant Industries, Inc.

Jack L. Coleman, Jr.......52  A director since 1991.  Mr. Coleman's term will expire at the 2007 Annual Meeting. Mr. Coleman is a partner and majority stockholder of Coleman's Lumber Yard and owner of Coleman's Home Center all located in Harrodsburg, Kentucky. He is a member of the Kentucky House of Representatives and is also a member of the Mercer County Chamber of Commerce.

James W. Dunn.............57  A director since 2002.  Mr. Dunn is retired and was the deputy commissioner for employment services for the Commonwealth of Kentucky. He was also co-owner and President of Joy Temporary Services. Mr. Dunn currently serves on the board of directors and is a member of the executive committee of the Bluegrass State Skills Corporation. Additionally, Mr. Dunn serves on the review board of Juvenile Justice.

Thomas Les Letton.........53  A director since 1985.  Mr. Letton's term will expire at the 2007 Annual Meeting. Mr. Letton is the President of The Letton Company, Inc., a real estate investment company and Old Bridge, Inc., a golf course and development company, all located in Danville, Kentucky. He is also an owner of WFL Group which owns thirteen Papa Johns Pizza franchises.

Stephen R. Manecke........50  A director since 2004.  Mr. Manecke is a certified public accountant and owner of Business Advisory Services, a business management consulting company.

Charles L. Moore II.......43  A director since 2004.  Mr. Moore's term will expire at the 2007 Annual Meeting. Mr. Moore is a real estate investor and owner of Riverside Properties, a property management company.

Dr. Ronald L. Receveur....50 A director since 2004. Dr. Receveur is a dentist and owner of Janus Development, a real estate development company.

W. Dudley Shryock.........49 A director since 1998. Mr. Shryock is a certified public accountant, practicing in Lawrenceburg, Kentucky. Mr. Shryock is treasurer for the Anderson County Fiscal Court.

H. Lowell Wainwright, Jr..49 A director since 2005. Mr. Wainwright is a Managing
                    Director with Sterne, Agee & Leach Inc. an Investment Firm.

N. William White..........40 A director since 2004. Mr. White's term will expire at the 2008 Annual Meeting. Mr. White is the President and Chief Executive Officer of the Company and the Bank. Prior to the merger of Harrodsburg First Financial Bancorp, Inc. and Independence Bancorp (the "Merger"), Mr. White served as President and Chief Executive Officer of Independence Bancorp and Independence Bank.


Executive Officers Who Are Not Directors

The executive officers of the Company, who are not also directors of the Company, are listed in the table below. The age of each executive officer is as of March 15, 2006.

     NAME                AGE              OFFICE AND BUSINESS EXPERIENCE
     ----                ---              ------------------------------
Kathy L. Beach............42  Ms. Beach joined the Company and the Bank in
                    May 2004. Ms. Beach is Executive Vice President and Chief Operations Officer of the Company and the Bank. Previously, Ms. Beach was Chief Operations Officer at Porter Bancorp, Inc., Shepherdsville, Kentucky.

Gregory A. DeMuth.........42  Mr. DeMuth joined the Company and the Bank in
                    March 2006. Mr. DeMuth is Executive Vice President and Chief Lending Officer of the Company and the Bank. Previously, Mr. DeMuth was Senior Vice President - Commercial Lending for Stock Yards Bank & Trust Company in Louisville, Kentucky.

David M. Hall.............49  Mr. Hall joined the Company and the Bank in
                    February 2005. Mr. Hall is Executive Vice President - Retail Banking of the Company and the Bank. Previously, Mr. Hall was a Regional President for U. S. Bank in Lexington, Kentucky.

R. Michael Wilbourn.......44  Mr. Wilbourn is Executive Vice President
                    and Chief Financial Officer of the Company and the Bank. Prior to the Merger, Mr. Wilbourn served in the same capacity to Independence Bancorp and Independence Bank. Previous to his employment at Independence Bancorp and Independence Bank, Mr. Wilbourn served as Vice President-Senior Consultant and Analyst of Commercial Finance of Bank One, Kentucky.

                      COMMITTEES OF THE BOARD OF DIRECTORS

The Company's Board of Directors conducts its business through meetings of the Board and through activities of its committees. All committees act for both the Company and the Bank. During the year ended December 31, 2005, the Board of Directors held twelve regular meetings and one special meeting. All directors attended at least 75% of the meetings of the Board and the committees to which they belonged. It is the Company's policy to encourage the directors to attend the Company's Annual Meeting of Stockholders. All of the directors attended the Annual Meeting of Stockholders held in 2005.

In addition to other committees, as of December 31, 2005, the Company had a standing Compensation Committee, and Audit Committee.

    NAME                                  COMPENSATION             AUDIT
    ----                                  ------------             -----
Matthew C. Chalfant.................
Jack L. Coleman, Jr.................
James W. Dunn.......................                                 X
Thomas Les Letton...................            X
Stephen R. Manecke..................                                 *
Charles L. Moore II.................                                 X
Ronald L. Receveur..................            *
W. Dudley Shryock...................            X                    X
H. Lowell Wainwright, Jr............            X
N. William White....................
------------

X       Member
*       Chairman

Nominating Committee

The Board of Directors had no standing nominating committee or any committee performing similar functions during 2005; such functions are performed by the independent (as such is defined under the NASDAQ listing standards) members of the Board of Directors. In the nominee process, the independent members of the Board of Directors identify director nominees through a combination of referrals, including by management, existing board members and stockholders. The Company does not have a formal policy with respect to the consideration of any nominees recommended by a stockholder, however, the Board of Directors will consider written recommendations from stockholders of the Company regarding potential nominees for election as directors. To be considered for inclusion in the slate of nominees proposed by the Board of Directors at the next Annual Meeting of Stockholders of the Company, such recommendations must be received in writing by the Secretary of the Company not less than 60 or more than 90 days prior to the date of the meeting. Once a candidate has been identified, the independent members of the Board of Directors review the individual's experience and background and may discuss the proposed nominee with the source of the recommendation. If determined to be appropriate, certain independent Directors may meet with the proposed nominee before making a final determination. The independent members of the Board of Directors consider all factors they deem relevant regarding a possible director nominee, including his or her business experience, civic involvement, and general reputation in the community. In this respect, the Company has not identified any specific minimum qualifications which must be met to be considered as a nominee.

The Company received no security holder recommendations for nomination to the Board of Directors in connection with the 2006 Annual Meeting of Stockholders. The four director nominees are incumbent directors standing for re-election.

Compensation Committee

The Compensation Committee for 2005 was comprised of four directors, each of whom met the criteria for independence under the NASDAQ listing standards. The Compensation Committee met two times during the year ended December 31, 2005.

The Compensation Committee has primary responsibility for:

    o Establishing executive compensation policies and programs.

    o Establishing the base salaries for executive officers.

    o Reviewing the Company's management development and succession planning policies.

    o Administering the Company's stock option plans.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Company, comprised entirely of independent directors, is responsible for reviewing the Company's executive compensation program. The Committee is responsible for establishing and administering executive compensation programs and has adopted a written charter for the Compensation Committee. The compensation philosophy of the Committee supports the Company's primary objective of creating stockholder value. The Committee strives to ensure that executive compensation provides a means of attracting and retaining individuals with proven abilities to lead the Company and the Bank so growth and profitability are realized while maintaining stability and capital strength. The following compensation strategies have been implemented by the Committee for the executive officers, including the Chief Executive Officer, to achieve this objective.

The Committee performs an annual review to study the Company's executive officers' compensation. The review identifies compensation practices within the banking industry based on size, complexity, and demographics. The reviews identify similar positions within peer banks to compare with each of the Company's executive officers. For 2005, the Compensation Committee reviewed a peer group comprised of 29 banks from the Mid-West region within the asset range of $200 - $500 million in total assets compiled by an outside consulting firm. The Committee believes pay levels are competitive within a range the Committee considers reasonable and necessary to attract and retain qualified officers.

Base Salary. Executive officers' salaries are determined by evaluating both the most recent comparative peer data as described above and the role and responsibilities of their positions. Individual salary increases are reviewed annually and are based on the comparative performance to the peer group and the executive's individual performance during the preceding year. The Committee also considers the recommendations of the Chief Executive Officer as to the parameters for annual salary adjustments for executive officers and all employees.

Annual Incentive Compensation. The objective of annual incentive compensation is to deliver competitive levels of compensation for the attainment of annual financial objectives and operating results. The annual determination as to whether incentives and the amount of the incentive to executive officers is based upon the Committee's evaluation of the performance of each officer and the Company's results, using a variety of performance factors including net income per share.

Long Term Incentives. The Committee believes the granting of stock options to executives best serves the interest of stockholders by providing those individuals having responsibility for the management and growth of the Company and the Bank with an opportunity to increase their ownership of the Company's Common Stock. By increasing executive officer ownership, these individuals will have an added incentive to maximize stockholder value. Executive officers are granted options, from time to time, giving them the right to purchase the Company's Common Stock at a specified price in the future. The number of stock options granted is based upon individual performance and comparative practices and have an exercise price of 100% of the market value on the date of the grant.

Chief Executive Officer's Compensation. In determining the base pay for Mr. White, the Committee used the factors and peer group data detailed above. Due to Mr. Freeman's retirement in April 2005, Mr. White assumed additional responsibilities. His base salary was increased to $154,000 effective May 13, 2005 based on the comparison data.

In summary, the Committee believes the total compensation program for the Company's executive officers is competitive with programs offered by similar institutions, and executive compensation is appropriate to further the goals and objectives of the Company and the Bank.

Compensation Committee:

            Dr. Ronald L. Receveur, Chairman Thomas Les Letton W. Dudley Schryock H. Lowell Wainwright, Jr.

Audit Committee

The Audit Committee of the Company is comprised of four independent directors as that term for audit committee members is defined by the NASDAQ listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934. W. Dudley Shryock and Stephen R. Manecke have been determined by the Board of Directors to be "audit committee financial experts" (as defined by the SEC) for purposes of fulfilling the duties of the Committee. The Audit Committee met four times during the year ended December 31, 2005.

Among other duties, the Audit Committee is responsible for:

         o overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

         o overseeing that management has established and maintained processes to assure that an adequate system of internal control over key business risks is functioning within the Company; and

         o overseeing that management has established processes to assure compliance by the Company with all applicable laws, regulations and Company policies.

The Board of Director has adopted an Audit Committee Charter which details all the duties and responsibilities of the Committee.

                          REPORT OF THE AUDIT COMMITTEE

Review of Audited Financial Statements with Management.

The Audit Committee reviewed and discussed the audited financial statement for the year ended December 31, 2005 with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountant.

The Audit Committee discussed with BKD, LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61 ("Communications with Audit Committees"), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from BKD, LLP required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as may be modified or supplemented, and has discussed with BKD, LLP its independence.

Recommendation that Financial Statements be Included in Annual Report.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, for filing with the United States Securities and Exchange Commission.

Audit Committee:

            Stephen R. Manecke, Chairman
            Charles L. Moore II
            W. Dudley Shryock
            James W. Dunn

                                   AUDIT FEES

Fees for professional services rendered by BKD, LLP, the Company's independent registered public accounting firm for the year ended December 31, 2005, the three months ended December 31, 2004 and the year ended September 30, 2004 are set forth below:

                                   Year ended          Three Months Ended          Year ended
                                December 31, 2005       December 31, 2004     September 30, 2004
                                -----------------       -----------------     ------------------
   Audit fees (1)                    $ 69,095                $47,773               $225,340
   Audit-related fees (2)              10,688                     --                 34,113
   Tax fees (3)                        55,745                  6,724                 14,075
   All other fees (4)                   7,623                  2,819                 36,141
                                     --------                -------               --------
            Total fees               $143,151                $57,316               $309,669
                                     ========                =======               ========
-------------
(1)   Audit fees consist of fees for professional services rendered for the audit of the Company's financial statements and review of financial statements included in Company's quarterly reports and services normally provided by BKD, LLP in connection with statutory and regulatory filings or engagements.

(2) Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements including due diligence services in regard to the Merger.

(3) Tax fees consist of compliance fees for the preparation of state and federal tax returns and consulting on various tax matters including issues relating to the change in the Company's fiscal year end. During 2005, the Company engaged another accounting firm to begin providing tax compliance and consulting services.

(4)   All other fees consist of the following: (i) for the year ended December
      31, 2005 fees for the filing of certain bank regulatory filings and other services not included in the first three categories above (ii) for the three months ended December 31, 2004, all other fees were Merger related,
      (iii) for the year ended September 30, 2004, all other fees consisted primarily of extended audit services and loan review for Citizens and related expenses.


Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specified audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the full Audit Committee at its next scheduled meeting.

                              DIRECTOR COMPENSATION

For the year ended December 31, 2005, each member of the Board of Directors of the Company received a fee of $750 per month with the exception of the Chairman of the Audit Committee who received $1,250 per month starting in March 2005. No additional fees are paid for committee meetings.

                             EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the Former Chairman of the Board and Chief Executive Officer, the Current President and Chief Executive Officer and the next most highly compensated executive officer of the Company for the years ended December 31, 2005 and December 31, 2004 and the preceding year ended September 30. No other executive officer of the Company had a salary and bonus during the year ended December 31, 2005 that exceeded $100,000 for services rendered in all capacities to the Company and the Bank.

                                                                                          Long-Term
                                                 Annual Compensation                  Compensation Awards
                                            ------------------------------  -----------------------------------------
                                                                 Other       Restricted    Securities
                                                                 Annual         Stock      Underlying     All Other
Name and Principal Position      Year (1)   Salary    Bonus   Compensation     Awards      Options (#)   Compensation
---------------------------      --------   ------    -----   ------------     -------    ------------  -------------
N. William White                   2005   $144,949  $23,100      $   --        $9,495(4)      2,500       $ 19,031(5)
President and Chief Executive      2004     60,000    7,500          --            --        14,000         10,635
Officer (2) (3)

R. Michael Wilbourn                2005   $104,924  $15,750      $   --        $9,495(4)      2,500       $  6,855(6)
Executive Vice President and       2004     48,462    7,500          --            --         5,000          4,879
Chief Financial Officer (2)

Arthur L. Freeman                  2005   $ 45,000  $    --      $   --        $   --            --       $376,215(7)
Former Chairman of the Board and   2004    130,000   15,000          --            --            --         22,165
Chief Executive Officer  (3)       2003    101,550       --          --            --            --         28,934

----------------
(1)   Effective October 1, 2004, the Company changed its fiscal year end from
      September 30 to December 31. The amounts presented for 2005 and 2004 include the twelve months ended December 31, 2005 and 2004, respectively.
      The amounts presented for 2003 include the twelve months ended September
      30, 2003.

(2) Mr. White and Mr. Wilbourn commenced employment with the Company on July 9, 2004, the effective date of the Merger.

(3)   Effective April 29, 2005, Mr. Freeman retired as Chairman of the Board and
      Chief Executive Officer of the Company and Mr. White assumed the additional title of Chief Executive Officer of the Company.

(4) Represents the market value of 500 shares of Company Common Stock at the date such shares were awarded (calculated using the closing stock price of the Company's Common Stock on February 24, 2005 of $18.99 per share).

(5) Includes 512 shares allocated to Mr. White's account pursuant to the ESOP at a cost of $10 per share (with an aggregate market value of $18.50 per share at December 31, 2005 totaling $9,472), a matching contribution to the Company's 401(k) plan of $4,911 and director fees of $9,000.

(6) Includes 376 shares allocated to Mr. Wilbourn's account pursuant to the ESOP at a cost of $10 per share (with an aggregate market value of $18.50 per share at December 31, 2005 totaling $6,956) and a matching contribution to the Company's 401(k) plan of $3,095.

(7) Includes 824 shares allocated to Mr. Freeman's account pursuant to the ESOP at a cost of $10 per share (with an aggregate market value of $18.50 per share at December 31, 2005 totaling $15,244), a matching contribution to the Company's 401(k) plan of $9,000, director fees of $3,000 and total payments relating to a severance agreement of $355,975.


Employment Agreements. During 2004, the Company and the Bank entered into three year employment agreements (the "Agreements") with N. William White, President and Chief Executive Officer; R. Michael Wilbourn, Executive Vice President and Chief Financial Officer; and Kathy L. Beach, Executive Vice President and Chief Operations Officer. Under the Agreements, Mr. White, Mr. Wilbourn and Ms. Beach's employment may be terminated by the Company or the Bank for "just cause" as defined in the Agreements. If his or her employment is terminated without just cause, he or she will be entitled to a continuation of his or her salary from the date of termination through the remaining term of the Agreements. In the event of the termination of employment in connection with any change in control of either the Company or the Bank during the term of their Agreements, Mr. White, Mr. Wilbourn and Ms. Beach will be paid a lump sum amount equal to
2.99 times his or her base compensation. In the event of a change in control at December 31, 2005, Mr. White, Mr. Wilbourn and Ms. Beach would have been entitled to a lump sum payment of approximately $460,460, $313,950 and $254,150, respectively.

Stock Awards

The following table sets forth additional information concerning stock options granted during the year ended December 31, 2005 pursuant to the 2004 Stock Option Plan to the executive officers named in the Summary Compensation Table.

                                                 Options Granted In Last Fiscal Year
----------------------------------------------------------------------------------------------------------------
                                                                                          Potential Realizable
                                                                                            Value at Assumed
                                             % of                                        Annual Rates of Stock
                             Number of       Total                                               Price
                             Securities     Options                                     Appreciation for Option
                             Underlying    Granted to                                          Term(1)
                             Options      Employees in     Exercise Price   Expiration  -----------------------
        Name                 Granted(2)   Fiscal Year       Per Share(3)       Date         5%            10%
-----------------------     ------------  ------------    ----------------  ----------  -----------------------
N. William White               2,500          25%              $18.99       2/24/2015    $29,857      $75,663
R. Michael Wilbourn            2,500          25                18.99       2/24/2015     29,857       75,663
Arthur L. Freeman                 --          --                   --              --         --           --

----------------
(1)   The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the United States Securities and Exchange
      Commission and are not intended to forecast possible future appreciation, if any, in the market value of the Company's Common Stock.

(2)   Stock options were granted as 2005 compensation under the Company's 2004
      Stock Option Plan and vest over three years in the following increments:
      25% on the date of grant, 25% one year from the date of grant, 25% two years from the date of grant and the remaining 25% three years from the date of grant.

(3)    All stock options are granted at 100% of fair market value on the date of grant.


The following table sets forth information as to aggregate options exercised in 2005 and the 2005 year end option values for the named executive officers in the Summary Compensation Table.

                             Aggregated Options Exercised In 2005 and 2005 Year End Option Values
----------------------------------------------------------------------------------------------------------------
                                                                                      Value of Unexercised
                                               Number of Securities Underlying           In-The-Money
                       Shares                     Unexercised Options at                  Options at
                      Acquired                       December 31, 2005              December 31, 2005(1)
                         on        Value      -------------------------------     ------------------------------
    Name              Exercise   Realized     Exercisable       Unexercisable     Exercisable     Unexercisable
----------------------------------------------------------------------------------------------------------------
N. William White         --       $   --         14,625            1,875            $139,000          $    --
R. Michael Wilbourn      --           --          5,625            1,875              42,500               --
Arthur L. Freeman        --           --             --               --                  --               --

--------------
(1) In-the-money computation is based upon the December 31, 2005 closing market price of the Company's Common Stock of $18.50.

                       COMPARATIVE STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of the Company's Common Stock to the NASDAQ Market Index (U.S.) and the NASDAQ Financial Stocks Index for the five year period ended December 31, 2005. The graph assumes an investment of $100 in each of the Company's Common Stock, the NASDAQ Market Index (U.S.) and the NASDAQ Financial Stocks Index on December 31, 2000 and that all dividends were reinvested.

                                             [GRAPHIC OMITTED]

                                            12/31/00   12/31/01    12/31/02   12/31/03   12/31/04   12/31/05
                                            --------   --------   ---------   --------   --------   --------
1st Independence Financial Group, Inc.       $100.00     $83.45     $101.17    $184.78    $156.69    $155.94
NASDAQ Market Index (U.S.)                    100.00      79.32       54.84      81.99      89.22      91.12
NASDAQ Financial Stocks Index                 100.00      99.12      102.07     138.04     161.15     164.87


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

As noted previously, the Compensation Committee members are Thomas Les Letton, Dr. Ronald L. Receveur, W. Dudley Shryock and H. Lowell Wainwright, Jr., all of whom are independent directors under NASDAQ listing standards. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or the Bank. No executive officer of the Company or the Bank serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors, nor has such an interlocking relationship existed in the past.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank, like many financial institutions, has followed a policy of granting various types of loans to officers, directors, and employees. The loans have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and do not involve more than the normal risk of collectibility, or present other unfavorable features.

The following table illustrates the expenses of products and services provided to the Company in 2005 from businesses with ownership interests by directors or executive officers.


  Director or                                       Expense Paid by the     Service or Product
Executive Officer             Company                     Company               Provided
-----------------         ---------------             ----------------     --------------------
Matthew C. Chalfant     Chalfant Industries, Inc.         $174,600          Leased office space
Jack L. Coleman, Jr.    Patterson - Coleman LLC              6,000          Land lease for ATM


              STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Any stockholder who desires to contact the Board of Directors or any member of the Board of Directors may do so in writing. Communications should be addressed to the "Board of Directors", Attn: Secretary, 1st Independence Financial Group, Inc., 104 South Chiles Street, Harrodsburg, Kentucky 40330-1620. Communications received are distributed to the Chairman of the Board or the other members of the Board as appropriate, depending on the facts and circumstances outlined in the communications.

                                   FORM 10-KSB

A copy of the Company's annual report on form 10-KSB for the year ended December 31, 2005 is being provided with this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Teresa W. Noel
Teresa W. Noel
Secretary


April 12, 2006

                                   Appendix A

                     1st INDEPENDENCE RESTRICTED STOCK PLAN

                            Effective January 1, 2006

                                   ADOPTION OF
                     1st INDEPENDENCE RESTRICTED STOCK PLAN

         Pursuant to resolutions adopted by the Board of Directors of 1ST Independence Financial Group, Inc. ("Company") on December 15, 2005, the undersigned officers of the Company hereby adopt the 1st Independence Restricted Stock Plan on behalf of the Company, in the form attached hereto.

         Dated this 15th  day of December , 2005.


                                  1st INDEPENDENCE FINANCIAL GROUP, INC.


                                  By:  /s/ N. William White
                                  -----------------------------------------
                                  N. William White, President & CEO


ATTEST:



By:    /s/ R. Michael Wilbourn
       ----------------------------------------------------------
       R. Michael Wilbourn, Executive
       Vice President and Chief Financial Officer

                                TABLE OF CONTENTS
                                                                     Page
                                                                     ----

ARTICLE I.............................................................24
---------
   Establishment and Purpose..........................................24
      Section 1.1.      Establishment of the Plan.....................24
      ------------      -------------------------
      Section 1.2.      Purposes of the Plan..........................24
      ------------      --------------------

ARTICLE II............................................................25
----------
   Definitions........................................................25
      Section 2.1.      "Award".......................................25
      ------------
      Section 2.2.      "Board".......................................25
      ------------
      Section 2.3.      "Cause".......................................25
      ------------
      Section 2.4.      "Change in Control"...........................25
      ------------
      Section 2.5.      "Code"........................................26
      ------------
      Section 2.6.      "Committee"...................................26
      ------------
      Section 2.7.      "Company".....................................26
      ------------
      Section 2.8.      "Company Stock"...............................26
      ------------
      Section 2.9.      "Director"....................................27
      ------------
      Section 2.10.      "Effective Date".............................27
      -------------
      Section 2.11.      "Fair Market Value"..........................27
      -------------
      Section 2.12.      "Grant Date".................................27
      -------------
      Section 2.13.      "Non-employee Director"......................27
      -------------
      Section 2.14.      "Participant"................................27
      -------------
      Section 2.15.      "Period of Restriction"......................27
      -------------
      Section 2.16.      "Plan".......................................27
      -------------
      Section 2.17.      "Purchase Price".............................27
      -------------
      Section 2.18.      "Restricted Stock"...........................27
      -------------
      Section 2.19.      "Restricted Stock Agreement".................27
      -------------
      Section 2.20.      "Rule 16b-3".................................27
      -------------
      Section 2.21.      "Subsidiary".................................27
      -------------
      Section 2.22.      "Total and Permanent Disability".............27
      -------------

ARTICLE III...........................................................29
-----------
   Administration.....................................................29
      Section 3.1.      The Committee.................................29
      ------------      -------------
      Section 3.2.      Authority of the Committee....................29
      ------------      --------------------------

ARTICLE IV............................................................30
----------
   Eligibility........................................................30
      Section 4.1.      Eligibility...................................30
      ------------      -----------
      Section 4.2.      Participation.................................30
      ------------      -------------

ARTICLE V.............................................................31
---------
   Restricted Stock...................................................31
      Section 5.1.      Number of Shares..............................31
      ------------      ----------------
      Section 5.2.      Grant of Restricted Stock.....................31
      ------------      -------------------------
      Section 5.3.      Restricted Stock Agreement....................31
      ------------      --------------------------
      Section 5.4.      Vesting and Transfer of Restricted Stock......31
      ------------      ----------------------------------------
      Section 5.5.      Return of Restricted Stock to Company.........33
      ------------      -------------------------------------
      Section 5.6.      Shareholder Rights............................33
      ------------      ------------------
      Section 5.7.      Dividends and Voting Rights...................33
      ------------      ---------------------------
      Section 5.8.      Changes in Stock..............................33
      ------------      ----------------

ARTICLE VI............................................................35
----------
   Amendment, Termination and Duration................................35
      Section 6.1.      Amendment, Suspension or Termination..........35
      ------------      ------------------------------------
      Section 6.2.      Duration of the Plan and Shareholder Approval.35
      ------------      ---------------------------------------------

ARTICLE VII...........................................................36
-----------
   Tax Withholding....................................................36
      Section 7.1.      Withholding Requirements......................36
      ------------      ------------------------
      Section 7.2.      Withholding Arrangements......................36
      ------------      ------------------------

ARTICLE VIII..........................................................37
------------
   Legal Construction.................................................37
      Section 8.1.      Gender and Number.............................37
      ------------      -----------------
      Section 8.2.      Severability..................................37
      ------------      ------------
      Section 8.3.      Requirements of Law...........................37
      ------------      -------------------
      Section 8.4.      Governing Law.................................37
      ------------      -------------
      Section 8.5.      Headings......................................37
      ------------      --------
      Section 8.6.      Mistake of Fact...............................37
      ------------      ---------------
      Section 8.7.      Evidence......................................37
      ------------      --------

ARTICLE IX............................................................38
----------
   Miscellaneous......................................................38
      Section 9.1.      No Effect on Employment or Service............38
      ------------      ----------------------------------
      Section 9.2.      Liability and Indemnification.................38
      ------------      -----------------------------
      Section 9.3.      Successors....................................38
      ------------      ----------
      Section 9.4.      Use of Proceeds...............................38
      ------------      ---------------
      Section 9.5.      Investment Representations....................38
      ------------      --------------------------
      Section 9.6.      Funding.......................................39
      ------------      -------

                     1st INDEPENDENCE RESTRICTED STOCK PLAN

                            Establishment and Purpose

..1 Establishment of the Plan. 1st Independence Financial Group, Inc., a Delaware corporation (the "Company"), hereby establishes an equity-based incentive compensation plan to be known as the 1st Independence Restricted Stock Plan (the "Plan"), set forth in this document. The Plan provides for the award of Restricted Stock. The Plan and the grant of Awards hereunder are conditioned on the Plan's approval by the shareholders of the Company. The Plan is adopted effective as of January 1, 2006; no Restricted Stock may be awarded until the Plan has been approved by a majority of the shares of common stock of the Company represented at the shareholder's meeting at which approval of the Plan is considered.

..2 Purposes of the Plan. The Plan is designed to promote the interests of the Company and its Subsidiaries by encouraging their officers, key employees and Non-employee Directors, upon whose judgment, initiative and industry the Company and its Subsidiaries are largely dependent for the successful conduct and growth of their business, to continue their association with the Company and its Subsidiaries by providing additional incentive and opportunity for unusual industry and efficiency through stock ownership, and by increasing their proprietary interest in the Company and their personal interest in its continued success and progress.

                                   Definitions

         For purposes of the Plan, the following words and phrases have the following meanings unless a different meaning is plainly required by the context:

..1       "Award"  means an award of Restricted Stock.

..2 "Board" means the Board of Directors of the Company, unless the context clearly requires otherwise, and to the extent that any powers and discretion vested in the Board of Directors are delegated to any committee of the Board, the term "Board" shall also mean such committee.

..3 "Cause" means: (i) the willful and continued failure of a Participant to perform his required duties as an officer or key employee of the Company or any Subsidiary, (ii) action by a Participant involving willful misfeasance or gross negligence, (iii) the requirement or direction of a federal or state regulatory agency having jurisdiction over the Company or any Subsidiary to terminate the employment of a Participant, (iv) conviction of a Participant of the commission of any criminal offense involving dishonesty or breach of trust, or (v) any intentional breach by a Participant of a material term, condition or covenant of any agreement of employment, termination or severance or any other agreement between the Participant and the Company or any Subsidiary.

..4       "Change in Control" of the Company will be deemed to have occurred if one of the following events takes place:

..A       Change in Ownership.  A change in the  ownership of the Company occurs on the date that any person, or group of persons, as defined in subparagraph (b), acquires ownership of stock of the Company that, together with stock held by the person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock. However, if any person or group is considered to own more than 50 percent of the total fair market value or total voting power of the stock, the acquisition of additional stock by the same person or group is not considered to cause a change in the ownership of the Company. An increase in the percentage of stock owned by any person or group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

..B                Change in the Effective Control. A change in the effective control of the Company will occur when: (i) any person or group acquires, or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s), ownership of stock of the Company possessing 35 percent or more of the total voting power; or (ii) a majority of members of the Board is replaced during any twelve-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company's Board prior to the date of the appointment or election. However, if any person or group is considered to effectively control the Company, the acquisition of additional control of the Company by the same person(s) is not considered to cause a change in the effective control.

..C                Change in the Ownership of a Substantial Portion of the
                  Company's Assets. A change in the ownership of a substantial portion of the Company's assets occurs on the date that any person or group acquires, or has acquired during the 12-month period ending on the date of the most recent acquisition by such person(s), assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets immediately prior to such acquisition(s). Gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

                  However, there is no Change in Control under this subparagraph when there is a transfer to an entity that is controlled by the shareholders of the transferring Company immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to: (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (ii) an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (iii) a person, or group of persons, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company or (iv) an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii). For purposes of this subparagraph, except as otherwise provided, a person's status is determined immediately after the transfer of the assets. For example, a transfer to a Company in which the transferor Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the transferor Company after the transaction is not treated as a change in the ownership of the assets of the transferor Company.

..D       Acting as a Group.  For purposes of this Section,  persons will not be considered to be acting as a group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a Company that enters into a merger, consolidation, purchase or acquisition of stock or similar business transaction with the Company. If a person, including an entity, owns stock in both Companies that enter into a merger, consolidation, purchase or acquisition of stock or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a Company prior to the transaction giving rise to the change and not with respect to the ownership interest in the other Company.

..5 "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or to a regulation adopted thereunder will include such section, guidance issued by the Internal Revenue Service or the Treasury Department with respect to such section, any valid regulation promulgated under such section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such section or regulation.

..6 "Committee" means the Compensation Committee of the Board who has been designated from time to time by the Board pursuant to Section 3.1 to administer the Plan; and who is serving on the date that the Plan is approved by the shareholders of the Company or thereafter.

..7       "Company"  means 1st Independence Financial Group, Inc., an Indiana corporation, and any successor thereto.

..8       "Company Stock" means the common voting stock of the Company.

..9       "Director" means any individual who is a member of the Board.

..10      "Effective Date" means January 1, 2006.

..11 "Fair Market Value" means the mean between the reported closing bid and asked prices for the shares of Company Stock, as quoted by the North American Securities Dealers Automated Quotation System ("NASDAQ"). If the common stock of the Company is not quoted by NASDAQ, Fair Market Value shall be determined by the Committee based upon quotations of the entities which make a market in Company stock and such other factors as the Committee shall deem appropriate. If the common stock of the Company is not quoted by entities which make a market in the Company's stock, the Fair Market Value shall be determined by the Committee in good faith based upon a valuation of the Company Stock conducted by a qualified appraiser and such other factors as the Committee deems appropriate.

..12 "Grant Date" means, with respect to any Award granted under the Plan, the date as of which the Award was granted by the Committee, regardless if the Restricted Stock Agreement to which the Award relates is executed subsequent to such date.

..13       "Non-employee Director" means any individual who is a member of the
Board and who is not an employee of the Company.

..14      "Participant" means an officer, key employee or Non-employee Director to whom an Award has been granted.

..15 "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is subject to restrictions and, therefore, are subject to a substantial risk of forfeiture. As provided in Article V, such restrictions may be based on the passage of time or the occurrence of such other events as may be determined by the Committee in its sole discretion.

..16 "Plan" means the 1st Independence Financial Group Restricted Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

..17      "Purchase Price" means the price at which a share of Restricted Stock of the Company may be purchased by a Participant.

..18       "Restricted Stock" means an Award granted to a Participant pursuant to Article V.

..19      "Restricted Stock Agreement" means the written agreement which sets forth the terms and provisions applicable to each Award.

..20 "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, and any future rule or regulation amending, supplementing or superseding such rule.

..21 "Subsidiary" means any banking institution or other corporation more than 50 percent of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

..22      "Total and Permanent Disability" means a Participant who:

                  is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

                           is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.

                                 Administration

..1 The Committee. The Plan will be administered by a Committee of not less than three Directors of the Company who will be designated from time to time by the Board. No Director who is also an officer or key employee of the Company or any of its Subsidiaries will be eligible to serve as a member of the Committee. The decision of a majority of the members of the Committee will constitute a decision of the Committee. It is intended that the Committee be comprised solely of Directors who both are (a) "Non-employee Directors" under Rule 16b-3, and (b) "outside Directors" as described in Treasury Regulation Section 1.162-27(e)(3). Failure of the Committee to be so comprised will not result in the cancellation, termination, expiration or lapse of any Award. Until and unless this Article is amended to provide otherwise, all references in the Plan to the Committee are to the Compensation Committee of the Board.

..2       Authority of the Committee.

..1       Except as limited by law or by the Articles of Incorporation  or
                  By-Laws of the Company, and subject to the provisions of the Plan, the Committee will have full power and discretion to:
                  (i) select officers, key employees and Non-employee Directors to receive Awards; (ii) determine the sizes of Awards; (iii) determine the terms and conditions of Awards in a manner consistent with the Plan; (iv) construe and interpret the Plan, all Restricted Stock Agreements and any other agreements or instruments entered into under the Plan; (v) establish, amend or waive rules and regulations for the Plan's administration; and (vi) amend the terms and conditions of any outstanding Restricted Stock Agreement to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee will make all other determinations which may be necessary or advisable for the administration of the Plan. Each Award will be evidenced by a written Restricted Stock Agreement between the Company and the Participant and will contain terms and conditions established by the Committee consistent with the provisions of the Plan. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at 1st Independence Bank, P.O. Box 1433, 3801 Charlestown Road, New Albany, Indiana 47151-1433.

..2                The Committee is authorized, subject to the provisions of the
                  Plan, to adopt, amend and rescind such rules and regulations as it may deem appropriate for the administration of the Plan and to make determinations and interpretations which it deems consistent with the Plan's provisions. The Committee's determinations and interpretations in this regard will be final and conclusive.

                                   Eligibility

..1 Eligibility. Officers, key employees and Non-employee Directors of the Company or of any of its Subsidiaries, as selected by the Committee, are eligible to receive Awards. An officer, key employee or Non-employee Director will become a Participant as of the date specified by the Committee. A Participant can be removed as an active Participant by the Committee effective as of any date; provided, however, that no such removal will adversely affect any Award previously granted to the Participant.

..2 Participation. No officer, key employee or Non-employee Director will have the right to be selected to receive an Award under the Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

                                Restricted Stock

..1 Number of Shares. Awards of Restricted Stock will be made in shares of Company Stock which can be unissued shares or reacquired shares (including shares purchased in the open market), or a combination thereof, as the Committee may from time to time determine in its sole discretion. Subject to the provisions of Section 5.8, the maximum number of shares to be delivered upon the grant of all Restricted Stock awarded under the Plan will not exceed 80,500 shares. Shares of Restricted Stock which are forfeited can be made the subject of further Awards.

..2 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to any officer, key employee or Non-employee Director in such amounts as the Committee determines in its sole discretion. Subject to the limitations of
Section 5.1, the Committee will determine the number of shares of Restricted Stock to be granted to each Participant in its sole discretion.

..3 Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by a Restricted Stock Agreement that specifies the Period of Restriction, the number of shares granted, the Grant Date, the Purchase Price (if any) and such other terms and conditions as the Committee determines in its sole discretion.

..4 Vesting and Transfer of Restricted Stock. Shares issued due to grant of an Award will be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its sole discretion may determine and provide in the Restricted Stock Agreement. The Company may cause any certificate for shares to be delivered hereunder to be properly marked with a legend or other notation which reflects the limitations on transfer of such shares as provided in the Plan, the applicable Restricted Stock Agreement or as the Committee may otherwise require in its sole discretion.

..1                Restrictions on Transferability. Except as provided in this subsection, no shares of Restricted Stock awarded under the Plan may be sold, assigned, transferred, pledged or hypothecated by the Participant in any way, whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process. Each certificate evidencing shares of Restricted Stock awarded under the Plan will bear a legend which sets forth such restrictions; and, any attempted sale, assignment, transfer, pledge, hypothecation, execution, attachment or similar disposition will be null and void and of no effect.

..2                Vesting. Unless otherwise provided in the applicable
                  Restricted Stock Agreement or determined by the Committee in its sole discretion, Restricted Stock awarded under the Plan will become vested upon completion of years of service for the Company in accordance with the following schedule:

    Years of Service              Vested Percentage       Forfeited Percentage
    From Grant Date
           1                             20%                        80%
           2                             40%                        60%
           3                             60%                        40%
           4                             80%                        20%
           5                            100%                         0%


                   Notwithstanding the vesting schedule specified above, the Committee may, in its sole discretion, amend the vesting schedule for a particular Restricted Stock Award in a manner which causes the Restricted Stock to which the Award relates to vest under a more rapid schedule. The Committee shall not amend such schedule to (i) require a Participant to complete more years of service than specified in the schedule, or (ii) reduce the percentage rates specified in the schedule, to slow the rate at which the Restricted Stock vests.

                   For purposes of this Section 5.4, a "year of service" means a period of 12 consecutive months of continuous, active employment of the Participant with the Company commencing as of the applicable Grant Date.

..3       Lapse of Restrictions  and Vesting.  The  restrictions on shares of
                  Restricted Stock contained in subsections 5.4(a) and (b) will lapse and such shares will become fully vested, nonforfeitable and transferable upon the earliest to occur of: (i) the date(s) prescribed by the Committee in the Restricted Stock Agreement; (ii) the Participant's death; or (iii) the Participant's Total and Permanent Disability. The specific terms and conditions regarding the lapse of restrictions and the vesting of shares of Restricted Stock will be contained in the Restricted Stock Agreement. In no event will a Participant have any right under the Plan or in a Restricted Stock Agreement to affect the time at which the Restricted Stock awarded to him becomes vested.

..4                Forfeiture of Shares on Termination of Employment. If a
                  Participant's employment with the Company or any Subsidiary is terminated for any reason other than for Cause or on account of the Total and Permanent Disability or death, prior to the time the shares of Restricted Stock become vested, as provided in subsections 5.4(b) or (c), all of the unvested shares of Restricted Stock will be forfeited and will thereupon revert to the Company. Such forfeiture will be effective on the date of the Participant's termination of employment. Transfer of employment from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, will not be deemed termination of employment. The Committee has the authority to determine in each case whether a leave of absence on military or government service is deemed a termination of employment.

                           Notwithstanding the foregoing provisions of this
                  Section, if a Participant's employment terminates for any reason other than Cause, the Committee may, in its sole discretion, by means of a written amendment to the Restricted Stock Agreement, provide that (i) the unvested shares of Restricted Stock will not be forfeited upon termination of employment, and (ii) the restrictions on shares of Restricted Stock contained in subsections 5.4(a) and (b) will lapse and such shares will become fully vested, nonforfeitable and transferable upon the earliest to occur of: (x) the date(s) prescribed by the Committee in the amendment to the Restricted Stock Agreement, (y) the Participant's death, or (z) the Participant's Total and Permanent Disability; provided, however, that the Committee will provide in any such amendment that (A) shares of Restricted Stock that were not vested on the date the Participant terminated employment will be immediately forfeited; and (B) shares of Restricted Stock which became vested after the Participant terminated employment must be returned to the Company, upon a finding by the Committee, as determined in its sole discretion, that the Participant has violated any provision of the amended Restricted Stock Agreement, including without limitation any non-competition, non-solicitation or non-disclosure provision thereof.

..5                Forfeiture on Termination For Cause. If a Participant's
                  employment is terminated for Cause prior to the time the shares of Restricted Stock become vested, as provided in subsections 5.4(b) or (c), all of the unvested shares will be forfeited and thereupon revert to the Company. Such forfeiture will be effective on the date the Participant receives notice of his termination for Cause.

..6                Change in Control of Company. In the event of a Change in
                  Control of the Company (i) the restrictions on the transfer of all shares of Restricted Stock provided in subsection 5.4(a), will immediately lapse, and (ii) all of the shares of Restricted Stock subject to forfeiture under subsections 5.4(b), (d) and (e) will immediately become fully vested and nonforfeitable.

..5 Return of Restricted Stock to Company. On the date set forth in the applicable Restricted Stock Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction will revert to the Company and thereafter will be available for the grant of new Awards.

..6 Shareholder Rights. No person will have any rights of a shareholder (including, but not limited to, voting rights) with respect to shares subject to an Award until such shares have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon grant of the Award or any portion thereof, the Company will have a reasonable period in which to issue and transfer the shares to the Participant, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment will be made for rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official shareholder records (or the records of its transfer agents or registrars), except as otherwise provided herein or in a Restricted Stock Agreement.

..7 Dividends and Voting Rights. Upon the Award of shares of Restricted Stock under the Plan, subject to the requirements of Section 5.4 concerning restrictions on the transferability of Restricted Stock and the requirement that a Participant remain an employee or Non-employee Director of the Company or its Subsidiaries, the Participant will be entitled to: (i) receive all dividends payable and paid with respect to Restricted Stock awarded and issued to the Participant; and (ii) exercise all voting rights associated with such Restricted Stock. Provided, however, upon the transfer or other disposition of any shares of Restricted Stock in violation of subsection 5.4(a) or upon the forfeiture of any shares of Restricted Stock in accordance with subsection 5.4(b), (d) or (e), the Participant will not be entitled to receive any dividends declared or exercise any voting rights on or after the date such shares of Restricted Stock were transferred or forfeited.

..8       Changes in Stock.

..1       Subject to the provisions of subsection  5.8(b),  in the event of any change in the Company's shares through stock dividends, split-ups, recapitalizations, reclassifications, conversions or otherwise, or in the event that other stock is converted into or substituted for Company shares as the result of any merger, consolidation, reorganization or similar transaction which results in a Change in Control of the Company, then the Committee may make appropriate adjustment or substitution in the aggregate number, price and kind of shares available under the Plan and in the number, price and kind of shares covered under any Restricted Stock awarded or to be awarded under the Plan. The Committee's determination in this respect will be final and conclusive. Provided, however, that the Company will not, and will not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan insofar as it pertains to Restricted Stock theretofore awarded but which are unvested and agrees to assume and perform the obligations of the Company hereunder.

..2       In the event of a Change in  Control  of the  Company  pursuant  to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), shares subject to the Plan and each Award of Restricted Stock, will, automatically by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common voting stock of the Successor, and the number of shares of Restricted Stock, and the Purchase Price per share upon exercise of the Restricted Stock, if any, will be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each Participant will have that number of shares of Restricted Stock of the Successor which have a Fair Market Value equal, as of the date of such Change in Control of the Company, to the Fair Market Value, as of the date of such Change in Control of the Company, of the shares of Restricted Stock of the Company theretofore awarded to him.


         Section 5.9. Information to be Furnished. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant and for each other person who is entitled to benefits hereunder, are to be provided on the condition that the Participant of the person who is entitled to benefits hereunder furnish full, true and complete data, evidence or other information, and that he promptly signs any document reasonably related to the administration of the Plan requested by the Committee. No fractional shares will be issued under the Plan.

                       Amendment, Termination and Duration

..1 Amendment, Suspension or Termination. The Board may, at any time, without the approval of the shareholders of the Company (except as otherwise required by applicable law, rule or regulations, including without limitation any shareholder approval of the safe harbor rule promulgated under the Securities Exchange Act of 1934) alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the affected Participant or without the approval of the shareholders of the Company, make any alteration which would: (i) increase the aggregate number of shares subject to an Award, except as provided in Section 5.8; (ii) decrease the Purchase Price, except as provided in Section 5.8; (iii) permit any member of the Committee to be eligible for an Award; (iv) withdraw administration of the Plan from the Committee or Board; (v) extend the term of the Plan, (vi) change the manner of determining the Purchase Price;
(vii) change the class of individuals eligible for Awards; or (viii) without the consent of the affected Participant, alter or impair any Award.

..2 Duration of the Plan and Shareholder Approval. The Plan will be effective on the Effective Date and, subject to Section 6.1 (regarding the Board's right to supplement, amend, alter or discontinue the Plan), will remain in effect thereafter until terminated by the Board; provided, however, that no Award can be granted until the Plan has been approved by the holders of at least a majority of the outstanding shares at a meeting at which approval of the Plan is considered.

                                 Tax Withholding

..1 Withholding Requirements. The Company has the power and the right, prior to the delivery of any Company Stock on the vesting of Restricted Stock, to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all federal, state and local income and employment taxes required by applicable law to be withheld with respect to exercise or vesting of such Award. In no event will any amount withheld be in an amount that would require the Company to incur accounting charges.

..2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy a tax withholding obligation, in whole or in part, by electing to have the Company withhold otherwise deliverable shares. The amount of the withholding requirement will be deemed to include any amount that the Committee agrees may be withheld at the time any such election is made, not to exceed, in the case of income tax withholding, the amount determined, based upon minimum statutory requirements, by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date the amount of income tax to be withheld is determined.

                               Legal Construction

..1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also includes the feminine, the plural includes the singular, and the singular includes the plural.

..2 Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been included herein.

..3 Requirements of Law. The grant of Awards and the issuance of shares under the Plan will be subject to all applicable statutes, laws, rules and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the shares are then listed or traded.

..4 Governing Law. The Plan and all Restricted Stock Agreements will be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana. The Plan and all Restricted Stock Agreements are intended to comply, and will be construed by the Board and Committee in a manner which complies, with the applicable provisions of Code Section 409A. To the extent there is any conflict between a provision of the Plan or a Restricted Stock Agreement and a provision of Code Section 409A, the applicable provision of Code Section 409A will control.

..5 Headings. The descriptive headings and sections of the Plan are provided herein for convenience of reference only and will not serve as a basis for interpretation or construction of the Plan.

..6 Mistake of Fact. Any mistake of fact or misstatement of facts will be corrected when it becomes known by a proper adjustment to an Award or Restricted Stock Agreement.

..7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                  Miscellaneous

..1 No Effect on Employment or Service. Neither the Plan nor the grant of any Award or the execution of any Restricted Stock Agreement will confer upon any Participant any right to continued employment by the Company, or will interfere with or limit in any way the right of the Company to terminate any employee's employment or service at any time, with or without Cause. Employment with the Company and its Subsidiaries is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the employee and the Company or a Subsidiary, as the case may be. If there is any conflict between the provisions of the Plan or any Restricted Stock Agreement executed and delivered hereunder and an employment or severance agreement between an employee and the Company, the provisions of such employment or severance agreement will control, including, but not limited to, the vesting and forfeiture of any Awards.

..2 Liability and Indemnification. No member of the Board, the Committee or any officer or employee of the Company or any Subsidiary will be personally liable for any action, failure to act, decision or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Subsidiaries (and their respective directors, officers and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the deferral, payment and exercise thereof. Each person who is or was a member of the Committee, or of the Board, will be indemnified and held harmless by the Company against and from (a) any loss, cost, liability or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan or any Restricted Stock Agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company's prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit or proceeding against him; provided, however, that he will give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification is exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

..3 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, are binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control of the Company. The Company will not, and will not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its Successor (as defined in Section 5.8) hereunder.

..4 Use of Proceeds. The proceeds, if any, received by the Company from the sale of stock pursuant to the Plan will be used for general corporate purposes.

..5 Investment Representations. Unless the shares subject to an Award are registered under the Securities Act of 1933, each Participant in the Restricted Stock Agreement between the Company and the Participant shall agree for himself and his legal representatives that any and all shares acquired upon the award of Restricted Stock shall be acquired for investment and not with a view to, or for sale in connection with, any distribution thereof.

..6 Funding. Benefits payable under the Plan to any person will be paid by the Company from its general assets. Shares to be issued hereunder will be issued directly by the Company from its authorized but unissued shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Subsidiaries will be required to segregate on its books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under the Plan. The Company (or any of its Subsidiaries) may, however, in its sole discretion, set funds aside in investments to meet any anticipated obligations under the Plan. Any such action or set-aside will not be deemed to create a trust of any kind between the Company and any of its Subsidiaries and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Subsidiaries.

                     1ST INDEPENDENCE FINANCIAL GROUP, INC.
                             104 SOUTH CHILES STREET
                        HARRODSBURG, KENTUCKY 40330-1620
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                  ANNUAL MEETING OF STOCKHOLDERS - MAY 18, 2006
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The undersigned hereby appoints N. William White and Matthew C. Chalfant, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of 1st Independence Financial Group, Inc. ("the Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at 3801 Charlestown Road, New Albany, Indiana, on Thursday, May 18, 2006, at 5:30 p.m., Eastern Daylight Time, and at any and all adjournments thereof, in the following manner:

1. The election as directors of the nominees listed below for a three-year term:

                                  |_|FOR |_|WITHHELD

Stephen R. Manecke
Dr. Ronald L. Receveur
W. Dudley Shryock
H. Lowell Wainwright, Jr.

INSTRUCTIONS: To withhold your vote for any individual nominee, insert the nominee's name on the line provided here.
___________________________________________________________________________

_________________________________________________________________

2. The approval of the 1st Independence Restricted Stock Plan.

            |_|FOR |_|AGAINST |_|ABSTAIN

3. The ratification of the appointment of BKD, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2006.

            |_|FOR |_|AGAINST |_|ABSTAIN

In their discretion, on such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote "FOR" all of the above listed propositions.

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THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE
SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. ADDITIONALLY, IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
-------------------------------------------------------------------------------
                                  (Continued and to be signed on other side)

-------------------------------------------------------------------------------
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
-------------------------------------------------------------------------------
Should the undersigned be present and elect to vote at the Meeting, or at any adjournment thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

                                         The undersigned acknowledges
                                         receipt from the Company prior to the
                                         execution of this Proxy of a Notice of
                                         Annual Meeting of Stockholders and a
                                         Proxy Statement.

                                         Date: _________________________________


                                         _______________________________________
                                         SIGNATURE OF STOCKHOLDER

                                         _______________________________________
                                         SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.
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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
-------------------------------------------------------------------------------